UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2006
TEKELEC

(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement	1
Item 9.01 Financial Statements and Exhibits	1
Exhibit 10.1

i

Item 1.01 Entry into a Material Definitive Agreement
     On April 27, 2006, Tekelec, a California corporation (the “Company”), and NICE-Systems Ltd., a company limited by shares organized under the laws of the State of Israel (“NICE”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company has agreed to sell to NICE (or to a subsidiary of NICE designated prior to the closing) all of the outstanding shares of capital stock (the “IEX Shares”) of IEX Corporation, a Nevada corporation and a wholly owned subsidiary of the Company (“IEX”). The purchase price for the IEX Shares is $200 million in cash, subject to adjustment based on the working capital of IEX as of the closing date. The closing of the sale of the IEX Shares is scheduled to occur on June 13, 2006, or as soon thereafter as all conditions to the closing have been satisfied or waived, including without limitation the satisfaction or waiver of any applicable regulatory requirements; provided, however, that in the event the closing has not occurred on or before September 1, 2006, the Company or NICE may, subject to certain limitations, elect to terminate the Purchase Agreement.
     The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.
FORWARD-LOOKING STATEMENTS
     Certain statements made in this Current Report on Form 8-K are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and other filings with the Commission, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in its 2004 Form 10-K and other Commission filings, include, among others, the possibility that the Company’s sale of the IEX Shares will not close, the risk of a significant working capital adjustment to the purchase price, and regulatory delay in approving the sale. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

The following exhibit is filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of April 27, 2006 between the Company and NICE-Systems Ltd. (schedules are omitted from this agreement, and the Company agrees to furnish supplementally a copy of any such schedule to the Commission upon request)

1

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: May 3, 2006	By:	/s/ Ronald W. Buckly
Ronald W. Buckly
Senior Vice President, Corporate Affairs and General Counsel

2

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement dated as of April 27, 2006 between the Company and NICE-Systems Ltd. (schedules are omitted from this agreement, and the Company agrees to furnish supplementally a copy of any such schedule to the Commission upon request)

3